Exhibit 99.1

Brian Smith

ESI

503-672-5760

ESI ANNOUNCES THIRD QUARTER FISCAL 2010 RESULTS

Bookings more than double sequentially

PORTLAND, ORE.—January 27, 2010— Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class laser-based microengineering systems, today announced results for its fiscal 2010 third quarter, ended January 2, 2010, which consisted of fourteen weeks. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Third quarter revenues were $39.0 million, up 41% from the second quarter and up 52% from the same quarter one year ago. On a GAAP basis, net loss was $2.4 million or $0.09 per share, compared to a net loss of $6.1 million or $0.22 per share in the prior quarter. Excluding the impact of purchase accounting, equity compensation, and non-recurring items, non-GAAP net loss was $0.9 million or $0.03 per share, compared to a non-GAAP net loss of $3.9 million or $0.14 per share in the second quarter.

“All three of our operating groups showed strong sequential revenue growth. This top line growth led to sequential improvements in gross margin, operating income, and earnings per share,” stated Nick Konidaris, ESI president and CEO.

Orders for the third quarter were $61.2 million, up from $29.3 million in the prior quarter and $21.2 million of new business orders in the prior year.

“Our markets continue to improve, with strength across many of our product lines,” continued Konidaris. “Our orders more than doubled sequentially, led by a large micro-machining order for our new model ML5900, but also reflecting improved demand in our passive components, LED scribing, and LCD repair businesses.”

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces Third Quarter Fiscal 2010 Results

In addition, we introduced and received customer orders for a new version of our industry-leading MLCC tester, the model 3500. The 3500 increases throughput by 50% and handles a wider range of component sizes and capacitance values.

Finally, during the quarter we purchased the intellectual property and assets of Applied Photonics. We believe this acquisition, combined with our technology, will enable us to expand our presence in the fast-growing market for glass micromachining.

Third quarter operating expenses on a non-GAAP basis were up sequentially due to the 14-week quarter, expiration of some temporary cost reduction measures, and higher engineering project spending. Konidaris added, “We continue to focus on improving operational efficiency while still investing in the many growth opportunities we see before us. We are pleased that we are approaching breakeven, despite weakness in our memory repair business, which we expect to begin recovering in the second half of calendar 2010.”

Balance Sheet and Cash Flow

At quarter end, cash and investments, including restricted cash, totaled $162.8 million, an increase of $8.3 million over last quarter. Restricted cash increased by $8.4 million resulting from the substitution of a letter of credit for the remaining bond associated with legal action in Taiwan to protect the company’s intellectual property. Cash flow from operations was almost $1 million as improvements within working capital more than offset losses from operations.

Q4 2010 Outlook

ESI expects revenues for the fourth quarter of fiscal 2010 to be between $50 and $55 million and non-GAAP earnings per share of $0.05 to $0.10 excluding the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Konidaris concluded, “Our markets appear to be making improvement. While the slope and magnitude of the recovery are still unclear, we are optimistic about market forecasts for the end products driving our demand, such as PCs, smart phones, and HDTVs. In addition, we are excited about customer response to our new products and believe our strategy of expanding our addressable markets will continue to create additional opportunities for growth.”

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces Third Quarter Fiscal 2010 Results

The company will hold a conference call today at 5:00 p.m. EDT. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 26724176. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through February 6, 2010 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 81828231. The audio replay will also be available on the ESI Web site.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, passive components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces Third Quarter Fiscal 2010 Results

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, orders, revenue, growth, earnings growth, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability to integrate the intellectual property and assets of Applied Photonics; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces Third Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2010	Sep 26, 2009	Dec 27, 2008	Jan 2, 2010	Dec 27, 2008
Operating Results:

Net sales	$39,048	$27,638	$25,618	$89,289	$139,252
Cost of sales	24,231	18,212	18,200	59,085	85,471

Gross profit	14,817	9,426	7,418	30,204	53,781
Operating expenses:
Selling, service and administration	11,910	11,355	12,062	35,236	40,908
Research, development and engineering	8,793	7,441	7,939	23,689	26,043
Restructuring costs	—	—	112	—	2,035
Merger termination proceeds, net	—	—	—	(4,516)	—
Goodwill impairment charge	—	—	17,396	—	17,396

Net operating expenses	20,703	18,796	37,509	54,409	86,382

Operating loss	(5,886)	(9,370)	(30,091)	(24,205)	(32,601)
Non-operating income (expense):
Other-than-temporary impairment of auction rate securities	—	—	(2,022)	—	(12,497)
Interest and other income, net	369	357	1,021	1,068	2,998

Total non-operating income (expense)	369	357	(1,001)	1,068	(9,499)

Loss before income taxes	(5,517)	(9,013)	(31,092)	(23,137)	(42,100)
Benefit from income taxes	(3,104)	(2,893)	(1,834)	(9,074)	(5,975)

Net loss	$(2,413)	$(6,120)	$(29,258)	$(14,063)	$(36,125)

Net loss per share - basic	$(0.09)	$(0.22)	$(1.08)	$(0.51)	$(1.33)

Net loss per share - diluted	$(0.09)	$(0.22)	$(1.08)	$(0.51)	$(1.33)

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2010 Results

(Amounts in thousands)

(Unaudited)

	Jan 2, 2010	Sep 26, 2009	Mar 28, 2009
Financial Position As Of:

Assets
Current assets:
Cash and cash equivalents	$52,642	$85,291	$153,538
Restricted cash	10,824	2,400	—
Short-term investments	99,287	66,760	2,380

Total cash, restricted cash and investments	162,753	154,451	155,918

Trade receivables, net	22,436	22,054	18,847
Inventories	78,610	77,215	84,882
Shipped systems pending acceptance	1,858	3,876	2,072
Deferred income taxes, net	8,746	6,497	6,298
Other current assets	12,947	11,246	10,594

Total current assets	287,350	275,339	278,611

Auction rate securities	7,007	8,555	6,007
Property, plant and equipment, net	40,027	41,108	43,005
Non-current deferred income taxes, net	31,346	28,765	22,620
Acquired intangible assets, net	8,785	8,883	9,972
Other assets	13,305	20,334	24,032

Total assets	$387,820	$382,984	$384,247

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$11,388	$7,981	$7,492
Accrued liabilities	21,046	13,216	12,958
Deferred revenue	7,327	12,490	11,251

Total current liabilities	39,761	33,687	31,701

Non-current income taxes payable	8,793	9,352	9,023

Shareholders’ equity:
Preferred and common stock	140,274	138,189	133,808
Retained earnings	197,408	199,821	211,085
Accumulated other comprehensive income (loss)	1,584	1,935	(1,370)

Total shareholders’ equity	339,266	339,945	343,523

Total liabilities and shareholders’ equity	$387,820	$382,984	$384,247

End of period shares outstanding	27,565	27,427	27,184

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Analysis of Third Quarter Fiscal 2010 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2010	Sep 26, 2009	Dec 27, 2008	Jan 2, 2010	Dec 27, 2008
Sales detail:
Semiconductor Group	$9,906	$7,714	$5,534	$22,880	$39,782
Passive Components Group	10,344	6,098	4,557	21,592	24,551
Interconnect Micro-Machining Group	18,798	13,826	15,527	44,817	74,919

Total	$39,048	$27,638	$25,618	$89,289	$139,252

Gross margin %	38%	34%	29%	34%	39%
Selling, service and administration expense %	31%	41%	47%	39%	29%
Research, development and engineering expense %	23%	27%	31%	27%	19%
Operating loss %	(15)%	(34)%	(117)%	(27)%	(23)%
Effective tax rate %	56%	32%	6%	39%	14%
Average shares outstanding - basic	27,517	27,356	27,040	27,394	27,061
Average shares outstanding - diluted	27,517	27,356	27,040	27,394	27,061
End of period employees	573	569	654	573	654

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2010	Sep 26, 2009	Dec 27, 2008	Jan 2, 2010	Dec 27, 2008
Reconciliation of GAAP to Non-GAAP Financial Measures:

Gross profit per GAAP	$14,817	$9,426	$7,418	$30,204	$53,781
Add back:
Purchase accounting included in cost of sales	288	289	289	866	868
Equity compensation included in cost of sales	252	350	170	817	599

Total non-GAAP adjustments to gross profit	540	639	459	1,683	1,467

Non-GAAP gross profit	$15,357	$10,065	$7,877	$31,887	$55,248

Non-GAAP gross margin	39.3%	36.4%	30.7%	35.7%	39.7%

Operating expenses per GAAP	$20,703	$18,796	$37,509	$54,409	$86,382
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	190	198	221	831	950
Research, development and engineering	36	36	—	98	(19)

Subtotal - purchase accounting included in operating expenses	226	234	221	929	931

Equity compensation included in operating expenses:
Selling, service and administration	1,030	1,460	618	4,268	2,169
Research, development and engineering	370	337	18	1,021	618

Subtotal - equity compensation included in operating expenses	1,400	1,797	636	5,289	2,787

Other items included in operating expenses:
Net merger termination proceeds	—	—	—	(4,516)	—
Goodwill impairment charge	—	—	17,396	—	17,396
Restructuring costs	—	—	112	—	2,035

Subtotal - other non-recurring items included in operating expenses	—	—	17,508	(4,516)	19,431

Total non-GAAP adjustments to operating expenses	1,626	2,031	18,365	1,702	23,149

Non-GAAP operating expenses	$19,077	$16,765	$19,144	$52,707	$63,233

Operating loss per GAAP	$(5,886)	$(9,370)	$(30,091)	$(24,205)	$(32,601)
Non-GAAP adjustments to gross profit	540	639	459	1,683	1,467
Non-GAAP adjustments to operating expenses	1,626	2,031	18,365	1,702	23,149

Non-GAAP operating loss	$(3,720)	$(6,700)	$(11,267)	$(20,820)	$(7,985)

Non-operating income (expense), net per GAAP	$369	$357	$(1,001)	$1,068	$(9,499)
Non-GAAP adjustment for impairment of auction rate securities	—	—	2,022	—	12,497

Non-GAAP non-operating income	$369	$357	$1,021	$1,068	$2,998

Net loss per GAAP	$(2,413)	$(6,120)	$(29,258)	$(14,063)	$(36,125)
Non-GAAP adjustments to gross profit	540	639	459	1,683	1,467
Non-GAAP adjustments to operating expenses	1,626	2,031	18,365	1,702	23,149
Non-GAAP adjustments to non-operating expense	—	—	2,022	—	12,497
Income tax effect of non-GAAP adjustments	(641)	(406)	2,636	(264)	(3,005)

Non-GAAP net loss	$(888)	$(3,856)	$(5,776)	$(10,942)	$(2,017)

Basic Non-GAAP net loss per share	$(0.03)	$(0.14)	$(0.21)	$(0.40)	$(0.07)

Diluted Non-GAAP net loss per share	$(0.03)	$(0.14)	$(0.21)	$(0.40)	$(0.07)

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2010 Results

(Amounts in thousands)

(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2010	Sep 26, 2009	Dec 27, 2008	Jan 2, 2010	Dec 27, 2008
Consolidated Condensed Statements of Cash Flows:

Net loss	$(2,413)	$(6,120)	$(29,258)	$(14,063)	$(36,125)
Non-cash adjustments and changes in operating activities	3,337	4,942	38,117	12,898	60,857

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	924	(1,178)	8,859	(1,165)	24,732

NET CASH USED IN INVESTING ACTIVITIES	(33,964)	(38,477)	(16,730)	(101,158)	(21,451)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	433	97	496	317	(2,357)

Effect of exchange rate changes on cash	(42)	375	(877)	1,110	(3,192)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(32,649)	(39,183)	(8,252)	(100,896)	(2,268)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	85,291	124,474	147,043	153,538	141,059

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52,642	$85,291	$138,791	$52,642	$138,791

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141